UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

Federal Signal Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-693	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois (Address of principal executive offices)		60523 (Zip Code)

(630) 954-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On December 15, 2004, Federal Signal Corporation (the “Registrant”) entered into an agreement to sell Justrite Manufacturing Company, L.L.C., a wholly-owned subsidiary, to The Riverside Company. The Registrant received proceeds, net of taxes, of approximately $30 million and expects to recognize a gain of approximately $10 million on the divestiture. There were no material relationships between and among any such shareholders of The Riverside Company and the Registrant and any director and officer of the Registrant.

On December 15, 2004 the Registrant issued a press release announcing the completion of the disposition of Justrite Manufacturing. A copy of the release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

99.1	Federal Signal Corporation Press Release Dated December 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL SIGNAL CORPORATION
Dated: December 20, 2004	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No	Description
99.1	Federal Signal Corporation Press Release Dated December 15, 2004